SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	October 24, 2002

NEXTCARD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-26019 (Commission File Number)	68-0384-606 (I.R.S. Employer Identification No.)

595 Market Street, Suite 1800, San Francisco, California 94105
(Address of Principal Executive Offices) (Zip Code)

(415) 836-9700
(Registrant’s Telephone Number, Including Area Code)

ITEM 5. OTHER EVENTS

On October 24, 2002, John Hashman, a director and the former Chief Executive Officer of NextCard, Inc. (the “Registrant”), informed the Registrant’s Board of Directors that, he was resigning, effective immediately, as a director of the Registrant. Mr. Hashman also contested the Registrant’s position with respect to his outstanding loan, which became due on September 3, 2002, the date Mr. Hashman left the employ of the Registrant. As of the date of this filing, the loan, including accrued interest, aggregates approximately $134,000. A copy of Mr. Hashman’s letter of resignation is attached hereto as Exhibit 99.3.

On October 25, 2002, the Registrant filed a collections suit against Mr. Hashman with respect to the above-referenced loan.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXTCARD, INC.
(Registrant)

Date: November 1, 2002	/s/ Bruce Rigione Bruce Rigione Chief Financial Officer

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